UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2007 (June 18, 2007)

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51908	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No 8, Huaye Road, Dongbang Industrial Park
Changshu, China 215534
(Address of Principal Executive Offices)

(86) 512-52686688
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 18, 2007, Mr. Guoxiang Ni resigned as the Chief Executive Officer of Sutor Technology Group Limited, a Nevada corporation (the “Company”). Mr. Ni’s resignation is not in connection with any known disagreement with the Company on any matter.

The Company appointed Mr. Liuhua Guo as the new Chief Executive Officer. Prior to his appointment as the successor to Mr. Ni, as Chief Executive officer, Mr. Guo has served as the Company’s Chief Technology Officer since February 1, 2007 and the Chief Technology Officer of the Company’s subsidiary Changshu Huaye Steel Strip Co., Ltd. (“Changshu Huaye”) since 2002. Mr. Guo, age 37, was responsible for the management of production and supervision of the construction of the production lines in Changshu Huaye. From 1998 to 2002, he worked as the Chief Engineer at Bao Steel Huangshi Galvanized Steel Strip Co., Ltd. where he was responsible for construction of production lines and technology development. Mr. Guo has worked as technical engineer of galvanized steel strip manufacturing companies since 1995. Mr. Guo published several articles in major academic periodicals in coating industry. He has a bachelor’s degree in engineering from Wuhan University of Science and Technology.

Upon appointment as Chief Executive Officer, Mr. Guo ceased to act in his capacity as the Company’s Chief Technology Officer. The Company appointed Mr. Xun Zhang, age 35, as the new Chief Technology Officer of the Company. Since April 2005, Mr. Zhang worked as the Chief Project Engineer of the Company. He was responsible for the bidding, design examination, assembling and testing of the acid pickling, acid regeneration and cold-rolled steel production lines of our subsidiary Jiangsu Cold-Rolled Technology Co., Ltd. He was also responsible for the drafting of technical procedure of various production lines and staff training. From 1995 to 2005, he worked as the Deputy Chief Engineer at the project department of Baoshan Iron & Steel Co., Ltd. Mr. Zhang has a bachelor’s degree in engineering from Huanzhong University of Science and Technology.

No family relationship exists between Mr. Guo and any other director or executive officer of the Company. No family relationship exists between Mr. Zhang and any other director or executive officer of the Company.

There are no transactions between the Company and Mr. Guo that would require disclosure under Item 404(a) of Regulation S-K. There are no transactions between the Company and Mr. Zhang that would require disclosure under Item 404(a) of Regulation S-K.

The Company expects to enter into new employment agreement with Mr. Guo and Mr. Zhang, respectively, in the coming weeks.

A copy of the press release issued by the Company on June 18, 2007 to announce the appointment of Mr. Guo as the Company’s Chief Executive Officer and Mr. Zhang as the Company’s Chief Technology Officer, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated June 18, 2007.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTOR TECHNOLOGY GROUP LIMITED

Date: June 21, 2007

/s/ Liuhua Guo

Liuhua Guo
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 18, 2007.